Exhibit 4.9

Execution Version

JUNE 24, 2021
PAYSAFE US HOLDCO LIMITED and PAYSAFE HOLDINGS (US) CORP. (and each other Grantor party hereto) and LUCID TRUSTEE SERVICES LIMITED (as Security Agent)
COLLATERAL AGREEMENT

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TABLE OF CONTENTS

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Schedules

Schedule I Pledged Securities

Schedule II Legal Name, Jurisdiction of Formation and Location of Chief Executive Office

Exhibits

Exhibit A Form of Supplement to the Collateral Agreement

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COLLATERAL AGREEMENT, dated as of June 24, 2021 (as amended, amended and restated, restated, supplemented or otherwise modified from time to time, this “Agreement”), among each party identified as a “Grantor” on the signature pages hereto (together with any other entity that may become a party hereto as a Grantor as provided herein but excluding any other entity that has ceased to be a Grantor as provided herein or in accordance with the Secured Debt Documents, each a “Grantor” and, collectively, the “Grantors”), and LUCID TRUSTEE SERVICES LIMITED, as security agent for the Secured Parties (in such capacity, together with its successors and permitted assigns in such capacity, the “Security Agent”).

RECITALS

(1) Reference is made to that certain SENIOR FACILITIES AGREEMENT, dated June 24, 2021 (as amended, amended and restated, restated, supplemented or otherwise modified from time to time, the “Senior Facilities Agreement”), among, inter alios, PAYSAFE GROUP HOLDINGS II LIMITED, a company incorporated under the laws of England with registered office at Floor 27, 25 Canada Square, London, England, E14 5LQ and registered number 10880277 (“Parent”), PAYSAFE GROUP HOLDINGS III LIMITED, a company incorporated under the laws of England with registered office at Floor 27, 25 Canada Square, London, England, E14 5LQ and registered number 10869332 (“Company”), the other obligors party thereto from time to time, the lenders party thereto from time to time, J.P. MORGAN AG, as agent (the “Senior Facility Agent”), and the Security Agent.

(2) Further reference is made to that certain INTERCREDITOR AGREEMENT, dated June 24, 2021 (as amended, amended and restated, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among, inter alios, Parent, Company, the other obligors party thereto from time to time, the Senior Lenders party thereto from time to time, the Senior Facility Agent and the Security Agent.

(3) In consideration of the extensions of credit and other accommodations of the Secured Parties as set forth in the Secured Debt Documents, each Grantor has agreed to secure such Grantor’s obligations under the Secured Debt Documents, as set forth herein.

AGREEMENT

Accordingly, the parties hereto agree as follows:

Article I.

DEFINITIONS

Section 1.01 Intercreditor Agreement.

(1) Unless otherwise defined herein, terms defined in the Intercreditor Agreement and used herein have the meanings assigned to them in the Intercreditor Agreement and the following terms which are defined in the UCC are used herein as so defined (and if defined in more than one article of the UCC have the meaning specified in Article 9 thereof): Account, Certificated Security, Chattel Paper, Deposit Account, Payment Intangibles, Proceeds and Securities Account.

(2) The rules of construction specified in Clause 1.2 of the Intercreditor Agreement also apply, mutatis mutandis, to this Agreement.

Section 1.02 Other references. In this Agreement, unless a contrary intention appears, a reference to:

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(1) any Secured Party, Grantor or any other person is, where relevant, deemed to be a reference to or to include, as appropriate, that person’s successors in title, permitted assignees and transferees and in the case of the Security Agent, any person for the time being appointed as Security Agent in accordance with the Secured Debt Documents; and

(2) any Secured Debt Document or other agreement or instrument is to be construed as a reference to that agreement or instrument as amended or novated, supplemented, extended, restated (however fundamentally and whether or not more onerously) or replaced, including by way of any change to the purpose of, any extension of or increase of the facilities or other obligations or addition of new facilities or other obligations made available under them or accession or retirement of the parties to these agreements.

Section 1.03 Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Acceleration Event” has the meaning assigned to such term in the Intercreditor Agreement; provided that for the purposes of this Agreement, it shall not include a Senior Parent Notes Acceleration Event or a Permitted Financing Acceleration Event (except to the extent such Senior Parent Notes Acceleration Event or Permitted Parent Financing Acceleration Event arises in respect of Senior Parent Notes Liabilities or Permitted Parent Financing Liabilities (as applicable) secured by Shared Security or an Acceleration Event in respect of an Event of Default under clause 28.1 (Financial covenant) of the Senior Facilities Agreement in respect of which a Financial Covenant Cross-Default has not occurred and is not continuing).

“Agreement” has the meaning assigned to such term in the introductory paragraph hereto.

“Captive Insurance Company” means a wholly-owned Subsidiary of the Parent created solely for providing self-insurance for the Parent and its Subsidiaries and engaging in no other activities other than activities ancillary thereto and necessary for the maintenance of corporate existence.

“CFC” means a “controlled foreign corporation” (as defined in Section 957(a) of the United States Internal Revenue Code of 1986 (as amended)).

“Collateral” has the meaning assigned to such term in Section 2.01(9).

“Control” has the meaning set forth in Article 8 or, if applicable, in Section 9‑104, 9‑105, 9‑106 or 9‑107 of Article 9 of the UCC.

“Domestic Subsidiary” means any Subsidiary of the Parent that is organized under the laws of the United States or any political subdivision thereof, and “Domestic Subsidiaries” means any two or more of them. Unless otherwise indicated in this Agreement, all references to Domestic Subsidiaries will mean Domestic Subsidiaries of the Parent.

“Effective Time” has the meaning given to it in the Pay-Off Letter.

“Equity Interests” means, with respect to any person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in, including any limited or general partnership interest and any limited liability company membership interest) such person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such person of any of the foregoing (including through convertible securities, but excluding debt securities).

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“Excluded Assets” means all of the following, whether now owned or hereafter acquired:

(1) all Excluded Equity Interests;

(2) assets to the extent a security interest therein would result in materially adverse tax, accounting or regulatory consequences, in each case, as reasonably determined by the Parent in accordance with the Agreed Security Principles;

(3) any assets owned directly or indirectly by a CFC or a FSHCO;

(4) assets to the extent the granting of a security interest therein would be prohibited or restricted by any contractual obligation binding on such asset at the time of acquisition thereof (and not entered into in contemplation thereof) (after giving effect to the applicable anti‑assignment provisions of the UCC or any other applicable law);

(5) any Grantor’s right, title or interest in any contract or agreement to which such Grantor is a party to the extent, but only to the extent, that such a grant would, under the terms of such contract or agreement, result in a breach of (or violate) the terms of, or constitute a default under, or result in the abandonment, invalidation or unenforceability of or create a right of termination in favor of or require the consent of any other party thereto (other than Parent, Company or any of their respective Subsidiaries), such contract or agreement (after giving effect to the applicable anti‑assignment provisions of the UCC or any other applicable law (including Title 11 of the United States Code)); provided, however, that the Collateral shall (in the absence of any other applicable limitation) include (and such security interest shall attach and the definition of “Excluded Assets” shall not then include) immediately at such time as the contractual or legal provisions referred to above shall no longer be applicable and to the extent severable, and shall attach immediately to any portion of such contract or agreement not subject to the provisions specified in this clause (5); provided further that the exclusions referred to in this clause shall not include any proceeds of such contract or agreement;

(6) assets to the extent the granting of a security interest therein would be prohibited or restricted by applicable law, rule or regulation (including any requirement to obtain the consent, approval, license or authorization of any Governmental Authority which has not been obtained) (after giving effect to the applicable anti‑assignment provisions of the UCC or any other applicable law);

(7) any assets to the extent the cost, burden, difficulty or consequence of obtaining or perfecting a security interest therein outweighs the benefit of the security afforded thereby as reasonably determined by Parent in accordance with the Agreed Security Principals; or

(8) (a) any assets and proceeds thereof subject to (i) liens securing obligations in respect of leases (including any finance lease, operating lease and capitalised lease) permitted or not prohibited under the Senior Facilities Agreement and in respect of Indebtedness permitted the Senior Facilities Agreement provided that (A) such liens do not at any time encumber any property other than the property financed by such Indebtedness, replacements thereof and additions and accessions to such property and the proceeds and the products thereof and customary security deposits and (B) such liens do not at any time extend to or cover any assets (except for additions and accessions to such assets, the proceeds and products thereof and customary security deposits) other than the assets subject to, or acquired, constructed, repaired or improved with the proceeds of such Indebtedness; provided that, in the case of each of sub-clause (A) and (B), individual financings provided by one lender

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may be cross collateralised to other financings provided by such lender or its Affiliates and (ii) liens on assets of Restricted Subsidiaries that are not Obligors or on assets that do not constitute Charged Property, in each case, securing Indebtedness of such Restricted Subsidiaries permitted under the Senior Facilities Agreement or (ii) any other similar liens, so long as the Indebtedness secured by such other liens do not permit the applicable assets and proceeds to be pledged to the Security Agent (after giving effect to the applicable anti‑assignment provisions of the UCC or any other applicable law (including Title 11 of the United States Code) or principles of equity).

Excluded Assets shall not include any Proceeds, substitutions or replacements of any Excluded Assets referred to above (unless such Proceeds, substitutions or replacements would themselves constitute Excluded Assets referred to above).

“Excluded Equity Interests” means any and all of the following Equity Interests, whether now owned or hereafter acquired:

(1) interests in non‑wholly owned partnerships, non‑wholly owned joint ventures and non‑wholly owned subsidiaries which cannot be pledged without the consent of one or more unaffiliated third parties or not permitted by the terms of such person’s organizational or joint venture documents (so long as such prohibition did not arise as part of the acquisition or formation thereof or in anticipation of a Secured Debt Document) (after giving effect to the applicable anti‑assignment provisions of the UCC or any other applicable law);

(2) interests in Subsidiaries that are not Material Subsidiaries (as defined in the Senior Facilities Agreement, the Original Senior Secured Notes Indenture (as defined in the Senior Facilities Agreement) or other Secured Debt Document, as applicable) (except to the extent the security interest therein can be perfected by the filing of a Form UCC‑1 financing statement), captive insurance subsidiaries (including any Captive Insurance Company), not‑for‑profit subsidiaries, special purpose entities used for securitization facilities including any factoring arrangement, in each case, permitted under the Intercreditor Agreement or the other Secured Debt Documents and Unrestricted Subsidiaries (as defined in the Senior Facilities Agreement, the Original Senior Secured Notes Indenture (as defined in the Senior Facilities Agreement) or other Secured Debt Document, as applicable);

(3) margin stock;

(4) voting Equity Interests of any Foreign Subsidiary that is a CFC or any FSHCO in excess of 65% of the issued and outstanding voting Equity Interests of such Foreign Subsidiary or FSHCO;

(5) to the extent applicable law requires that a Subsidiary of such Grantor or such Grantors issue directors’ qualifying shares, nominee shares or similar shares which are required by applicable law to be held by persons other than the Grantors, such qualifying shares, nominee shares or similar shares held by persons other than Grantors;

(6) any Equity Interests if, to the extent and for so long as the pledge of such Equity Interests hereunder is prohibited or restricted by any applicable law, rule or regulation including any requirement to obtain consent, approval, license or authorization of any Governmental Authority which has not been obtained (after giving effect to the applicable anti‑assignment provisions of the UCC or any other applicable law); provided that such Equity Interests

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shall cease to be Excluded Equity Interests at such time as such prohibition ceases to be in effect;

(7) Equity Interests to the extent the same would result in materially adverse tax, accounting or regulatory consequences, in each case, as reasonably determined by Company, as reasonably determined by the Parent in accordance with the Agreed Security Principles; or

(8) Equity Interests in Subsidiaries that are not Debtors.

“Federal Securities Laws” has the meaning assigned to such term in Section 3.03.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FSHCO” means an entity substantially all the assets of which consist of equity interests (or equity interests and indebtedness) of one or more CFCs or other FSHCOs.

“Governmental Authority” means the government of any nation, or of any political subdivision thereof, whether state, regional or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Grantor” and “Grantors” have the meanings assigned to such terms in the introductory paragraph to this Agreement.

“Parent Entity” means any Holding Company of the Parent that directly or indirectly owns 100% of the equity of the Parent.

“Pay-Off Letter” means the pay-off letter, dated on or around the date hereof, between Credit Suisse AG, London Branch as agent and the Parent.

“Pledged Receivables” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means any promissory notes, stock certificates, limited liability membership interest certificates or other certificated securities now or hereafter included in the Collateral, including all certificates, instruments or other documents representing or evidencing any Collateral.

“Pledged Stock” has the meaning assigned to such term in Section 2.01

“Pledged US Borrower Stock” has the meaning assigned to such term in Section 2.01.

“Security Agent” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Senior Facilities Agreement” has the meaning assigned to such term in the recitals to this Agreement.

“UK Grantor” means Paysafe US Holdco Limited, a company incorporated under the laws of England with registered office at Floor 27, 25 Canada Square, London, England, E14 5LQ and registered number 11114225.

“US Borrower” means Paysafe Holdco (US) Corp., a Delaware corporation.

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“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

Article II.

GRANT OF SECURITY

Section 2.01 Pledge and Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor (other than UK Grantor) hereby pledges to the Security Agent, for the benefit of the Secured Parties, and hereby grants to the Security Agent, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under:

(1) the (a) Equity Interests directly owned by such Grantor as of the Effective Time and (b) Equity Interests obtained by such Grantor after the Effective Time and, in each case, the certificates representing all such Equity Interests, in each case, except to the extent such Equity Interests constitute an Excluded Asset (the Equity Interests described in the foregoing clauses (a) and (b), collectively, the “Pledged Stock”);

(2) any Accounts, Chattel Paper, Payment Intangibles, promissory notes, instruments and debt securities evidencing intercompany receivables (a) owing to such Grantor as of the Effective Time and (b) issued to such Grantor after the Effective Time, but in each case, excluding any Excluded Assets (collectively, the “Pledged Receivables”);

in each case, including all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all Pledged Receivables (except to the extent constituting an Excluded Asset), but excluding intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Parent and its Subsidiaries;

(3) subject to Section 2.05 hereof, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the Pledged Stock and Pledged Receivables referred to in the foregoing clauses (1) and (2);

(4) subject to Section 2.05 hereof, all rights and privileges of such Grantor with respect to the securities, instruments and other property referred to in the foregoing clauses (1), (2) and (3) above; and

(5) all proceeds of any of the foregoing items referred to in clauses (1) through (4) above;

as security for the payment or performance, as the case may be, in full of the Secured Obligations, UK Grantor hereby pledges to the Security Agent, for the benefit of the Secured Parties, and hereby grants to the Security Agent, for the benefit of the Secured Parties, a security interest in all of UK Grantor’s right, title and interest in, to and under:

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(6) the (a) Equity Interests directly owned by UK Grantor in US Borrower as of the Effective Time and (b) Equity Interests obtained by UK Grantor in US Borrower after the Effective Time and, in each case, the certificates representing all such Equity Interests, in each case, except to the extent such Equity Interests constitute an Excluded Asset (the Equity Interests described in the foregoing clauses (a) and (b), collectively, the “Pledged US Borrower Stock”);

(7) subject to Section 2.05 hereof, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the Pledged US Borrower Stock;

(8) subject to Section 2.05 hereof, all rights and privileges of UK Grantor with respect to the securities, instruments and other property referred to in the foregoing clauses (6) and (7) above; and

(9) all proceeds of any of the foregoing items referred to in clauses (6) through (8) above (the items referred to in clauses (1) through (9) of this Section 2.01 (except to the extent constituting Excluded Assets), collectively, the “Collateral”).

Notwithstanding anything to the contrary in this Agreement or any other Secured Debt Document, none of the Pledged Stock, Pledged Receivables, Pledged US Borrower Stock, or Collateral will include nor will the security interests granted hereunder attach to any Excluded Asset.

Each Grantor hereby irrevocably authorizes the Security Agent (or its designee) at any time and from time to time to file in any relevant jurisdiction any financing statements with respect to the Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including: (a) whether such Grantor is an organization and the type of organization; and (b) a description of collateral that describes such property in any other manner as the Security Agent may reasonably determine is necessary to ensure the perfection of the security interest in the Collateral granted under this Agreement.

Section 2.02 Delivery of Pledged Securities.

(1) Each Grantor agrees promptly to deliver or cause to be delivered to the Security Agent any and all certificates evidencing the Pledged Stock or Pledged US Borrower Stock, as applicable, (x) within 20 Business Days of the Effective Time (as such period may be extended by the Security Agent in its reasonable discretion), in the case of any such Pledged Stock or Pledged US Borrower Stock, as applicable, owned by such Grantor as of the Effective Time, and (y) within 20 Business Days from the date such Pledged Stock or Pledged US Borrower Stock, as applicable, is acquired by such Grantor (as such period may be extended by the Security Agent in its reasonable discretion), in the case of any such Pledged Stock or Pledged US Borrower Stock, as applicable, acquired by such Grantor after the Effective Time.

(2) Each Grantor (other than UK Grantor) agrees to deliver or cause to be delivered to the Security Agent any and all promissory notes or instruments evidencing Pledged Receivables within 20 Business Days of the Effective Time (as such period may be extended by the Security Agent in its reasonable discretion), in the case of Pledged Receivables incurred after the Effective Time, pursuant to the terms hereof; provided that the foregoing requirement will not apply to (a) intercompany current liabilities incurred in

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the ordinary course of business in connection with the cash management operations of Parent and its Subsidiaries, (b) to the extent that a pledge of such promissory note or instrument would violate applicable law after giving effect to the applicable anti‑assignment provisions of the UCC or other applicable law or (c) Pledged Receivables with a principal amount of less than or equal to $15.0 million (or its equivalent in any other currency), individually.

(3) Upon delivery to the Security Agent, (a) any Pledged Securities required to be delivered pursuant to the foregoing paragraphs (1) and (2) of this Section 2.02 will be accompanied by stock powers or note powers, as applicable, duly executed in blank or other instruments of transfer reasonably satisfactory to the Security Agent and by such other instruments and documents as the Security Agent may reasonably request and (b) all other property composing part of the Collateral delivered pursuant to the terms of this Agreement shall be accompanied, to the extent necessary to perfect the security interest in or allow realization on the Collateral, by proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Security Agent may reasonably request.

(4) Notwithstanding anything to the contrary in this Agreement, no Grantor will be required hereunder to take any action under the laws of any jurisdiction other than the United States (or any political subdivision thereof) and its territories and possessions for the purpose of perfecting the security interest in any Collateral of such Grantor.

(5) Notwithstanding anything to the contrary in any Secured Debt Document, no Grantor will be required pursuant to the terms of this Agreement:

(a) to take, or cause to be taken, any actions to perfect the security interest in the Collateral by any means other than (to the extent reasonably applicable):

(i) filings pursuant to the Uniform Commercial Code in the office of the Secretary of State (or equivalent filing office) of the relevant State(s) of the respective jurisdictions of organization of each Grantor;

(ii) with respect to UK Grantor only, filings pursuant to the Uniform Commercial Code in the Office of the Recorder of Deeds in the District of Columbia;

(iii) delivery of Collateral consisting of Pledged Receivables pursuant to and accordance with Section 2.02; and

(iv) delivery of the Pledged Stock and the Pledged US Borrower Stock pursuant to and in accordance with Section 2.02; or

(b) to enter, or cause to be entered, any control agreements or similar arrangements with respect to any Deposit Accounts, Securities Accounts, commodities accounts or, except as set forth herein, other Collateral that requires perfection by Control.

Section 2.03 Representations, Warranties and Covenants. Each Grantor represents and warrants to the Security Agent that:

(1) Schedule I correctly sets forth, as of the date hereof, (a) the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by

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such Pledged Stock or Pledged US Borrower Stock, as applicable, and (b) all Pledged Receivables required to be pledged and delivered pursuant to Section 2.02;

(2) none of the Equity Interests in limited liability companies or partnerships that are pledged by the Grantors hereunder constitute a security under Section 8-103 of the UCC or the corresponding code or statute of any other applicable jurisdiction other than any Equity Interest represented by security certificates that have been delivered, or will be delivered pursuant to this Agreement, to the Security Agent; and

(3) as of the date hereof, each Grantor’s true and correct legal name, its jurisdiction of formation or organization and the location of its chief executive office are set forth on Schedule II hereto.

Section 2.04 Registration in Nominee Name; Denominations. If an Acceleration Event has occurred which is continuing, (a) the Security Agent, on behalf of the Secured Parties, will have the right to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Security Agent and each Grantor will promptly give to the Security Agent copies of any written notices or other written communications received by it with respect to the Pledged Stock and the Pledged US Borrower Stock registered in the name of such Grantor and (b) the Security Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement, to the extent not prohibited by the documentation governing such Pledged Securities and applicable laws.

Section 2.05 Voting Rights; Dividends and Interest, Etc.

(1) Unless and until the Grantors are notified by the Security Agent following an Acceleration Event:

(a) each Grantor will be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Collateral or any part thereof for any purpose not prohibited by the terms of this Agreement, the Intercreditor Agreement and the other Secured Debt Documents and each Grantor agrees that it shall exercise such rights for purposes consistent with the terms of this Agreement, the Intercreditor Agreement and the other Secured Debt Documents;

(b) the Security Agent will promptly execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (a) above; and

(c) each Grantor will be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Intercreditor Agreement, the other Secured Debt Documents and applicable laws; provided that, any noncash dividends, interest, principal or other distributions that would constitute Pledged Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities, received in exchange for Pledged Securities or any part thereof, or in redemption thereof, as a result of any

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merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise will be and become part of the Collateral.

(2) Upon the occurrence and during the continuance of an Acceleration Event,

(a) in order to permit the Security Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends that it may be entitled to receive hereunder: (1) each Grantor will promptly execute and deliver (or cause to be executed and delivered) to the Security Agent all proxies, dividend payment orders and other instruments as the Security Agent may from time to time reasonably request and (2) each Grantor acknowledges that the Security Agent may utilize the power of attorney set forth in Section 5.07; and

(b) all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (1)(c) of this Section 2.05 will cease, and all such rights will thereupon become vested, for the benefit of the Secured Parties, in the Security Agent, which will have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions.

(3) Upon the occurrence and during the continuance of an Acceleration Event, all dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.05 will not be commingled by such Grantor with any of its other funds or property, but will be held separate and apart therefrom, will be held in trust for the benefit of the Security Agent, for the benefit of the Secured Parties, and will be promptly delivered to the Security Agent, in the same form as so received (endorsed in a manner reasonably satisfactory to the Security Agent). Any and all money and other property paid over to or received by the Security Agent pursuant to the provisions of this paragraph (3) will be retained by the Security Agent in an account to be established by the Security Agent upon receipt of such money or other property and will be applied in accordance with the provisions of Section 3.02 hereof. After all such Acceleration Events are revoked or otherwise cease to be continuing, the Security Agent will promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (1)(c) of this Section 2.05 and that remain in such account.

(4) Upon the occurrence and during the continuance of an Acceleration Event, all rights of any Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (1)(a) of this Section 2.05, and the obligations of the Security Agent under paragraph (1)(b) of this Section 2.05, will cease, and all such rights will thereupon become vested in the Security Agent, for the benefit of the Secured Parties, which will have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that the Security Agent will have the right from time to time following and during the continuance of an Acceleration Event to permit the Grantors to exercise such rights. After all such Acceleration Events are revoked or otherwise cease to be continuing, each Grantor will have the right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (1)(a) above.

Section 2.06 Negative Pledge. Unless otherwise permitted or not prohibited by the Secured Debt Documents, no Grantor shall sell, lease, transfer or otherwise dispose of all or any part of the Collateral

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consisting of Pledged Securities except as (i) permitted by Section 2.05 of this Agreement or (ii) previously approved in writing by the Security Agent.

Section 2.07 Intercreditor Agreement. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIENS AND SECURITY INTERESTS GRANTED TO THE SECURITY AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE SECURITY AGENT AND THE OTHER SECURED PARTIES WITH RESPECT TO ANY COLLATERAL HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

Notwithstanding anything to the contrary set forth in this Agreement, (a) the representations, warranties and covenants set forth in this Agreement (including those set forth in Section 2.03) shall not apply to (or cover) any assets or property of the Grantors (i) not located in the United States, (ii) constituting Equity Interests in any entity not organized in the United States and/or (iii) that does not constitute Collateral and (b) the security interest in the Collateral granted hereunder shall be granted from, including and after the Effective Time, but not before.

Article III.

REMEDIES

Section 3.01 Remedies Upon Acceleration Event. Upon the occurrence and during the continuance of an Acceleration Event, the Security Agent in addition to all rights and remedies hereunder may exercise all rights and remedies of a secured party under the UCC and other applicable law. Upon the occurrence and during the continuance of an Acceleration Event, each Grantor agrees to deliver each item of Collateral to the Security Agent on demand, and it is agreed that the Security Agent shall have the right to exercise any and all rights afforded to a secured party pursuant to the Intercreditor Agreement as well as under the applicable Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing rights and remedies, each Grantor agrees that the Security Agent shall have the right, subject to the mandatory requirements of applicable law (including the Uniform Commercial Code), to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Security Agent shall deem appropriate. The Security Agent shall be authorized in connection with any sale of a security (if it deems it advisable to do so) pursuant to the foregoing to restrict the prospective bidders or purchasers to persons who represent and agree that they are purchasing such security for their own account, for investment, and not with a view to the distribution or sale thereof. Upon consummation of any such sale of Collateral pursuant to this Section 3.01, the Security Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

Except for collateral of the type specified in Section 9‑611(d) of the UCC, the Security Agent shall give the applicable Grantors ten Business Days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9‑611 of the UCC or its equivalent in other jurisdictions) of the Security Agent’s intention to make any sale of Collateral pursuant to this Section 3.01. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on

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which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Security Agent may fix and state in the notice (if any) of such sale. The Security Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Security Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of any sale of all or any part of the Collateral made on credit or for future delivery, the Collateral so sold may be retained by the Security Agent until the sale price is paid by the purchaser or purchasers thereof, but the Security Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may be sold again upon notice given in accordance with provisions above. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 3.01, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property in accordance with Section 3.02 hereof without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Security Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Security Agent shall have entered into such an agreement all Acceleration Events shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Security Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court‑appointed receiver. Any sale pursuant to the provisions of this Section 3.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9‑610(b) of the UCC or its equivalent in other jurisdictions.

Section 3.02 Application of Proceeds.

(1) The Security Agent will promptly apply the proceeds, moneys or balances of any collection or sale of Collateral in and towards payment and discharge of the Secured Obligations in accordance with the terms of the Intercreditor Agreement.

(2) Notwithstanding anything in this Agreement or any other Secured Debt Document to the contrary, the Security Agent will not be required to marshal the Collateral or to resort to the Collateral in any particular order.

Section 3.03 Securities Act, Etc. In view of the position of the Grantors in relation to the Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar federal statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Security Agent if the Security Agent were to attempt to dispose of all or any part of the Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Security Agent in any attempt to dispose of all or part of the Collateral under applicable Blue Sky or other

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state securities laws or similar laws analogous in purpose or effect. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Security Agent, in its sole and absolute discretion, may (1) proceed to make such a sale whether or not a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (2) approach and negotiate with a single potential purchaser to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Security Agent will incur no responsibility or liability for selling all or any part of the Collateral at a price that the Security Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 3.03 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Security Agent sells.

Article IV.

INDEMNITY

Section 4.01 Indemnity. The terms and provisions of Clause 21 of the Intercreditor Agreement are hereby incorporated by reference herein as if fully set forth herein, and each Grantor party hereto agrees that the terms of Clause 21 of the Intercreditor Agreement shall apply to such Grantor, mutatis mutandis.

Article V.

MISCELLANEOUS

Section 5.01 Notices. All communications and notices hereunder shall be in writing and given as provided in Clause 23 of the Intercreditor Agreement.

Section 5.02 Security Interest Absolute. All rights of the Security Agent hereunder, the security interest in the Collateral and all obligations of each Grantor hereunder will be absolute and unconditional irrespective of:

(1) any lack of validity or enforceability of the Intercreditor Agreement, the Senior Facilities Agreement, any other Secured Debt Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing;

(2) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Intercreditor Agreement, the Senior Facilities Agreement, any other Secured Debt Document or any other agreement or instrument;

(3) any exchange, release or non‑perfection of any lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations; or

(4) subject only to termination or release of a Grantor’s obligations hereunder in accordance with the terms of Section 5.15 hereof, any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement (other than a defense of payment or performance).

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Section 5.03 Limitation By Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

Section 5.04 Binding Effect; Several Agreement. This Agreement will become effective as to any party to this Agreement when a counterpart hereof executed on behalf of such party is delivered to the Security Agent and a counterpart hereof is executed on behalf of the Security Agent, and thereafter will be binding upon such party and the Security Agent and their respective permitted successors and assigns, and will inure to the benefit of such party, the Security Agent and the other Secured Parties and their respective permitted successors and assigns, except that no party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement, the Intercreditor Agreement and the Secured Debt Documents. This Agreement will be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

Section 5.05 Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference will be deemed to include the permitted successors and assigns of such party, and all covenants, promises and agreements by or on behalf of any Grantor or the Security Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Security Agent or as otherwise permitted under the Intercreditor Agreement (and any attempted assignment or transfer by any Grantor without such consent shall be null and void). The Security Agent hereunder will at all times be the same person that is the Security Agent under the Intercreditor Agreement. Written notice of resignation by the Security Agent pursuant to the Intercreditor Agreement will also constitute notice of resignation as the Security Agent under this Agreement. Upon the acceptance of any appointment as the Security Agent under the Intercreditor Agreement by a successor Security Agent, that successor Security Agent will thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Security Agent pursuant hereto. For the avoidance of doubt, in the event of any conflict between the provisions of the Intercreditor Agreement and this Section 5.05, the provisions of the Intercreditor Agreement shall govern and control.

Section 5.06 Security Agent’s Fees and Expenses; Indemnification. The parties hereto agree that the Security Agent will be entitled to reimbursement of its expenses incurred hereunder as provided in Clause 20 of the Intercreditor Agreement and the provisions of Clause 20 shall be incorporated by reference herein and apply to each Grantor mutatis mutandis.

Section 5.07 Security Agent Appointed Attorney‑in‑Fact. Following the occurrence of an Acceleration Event which is continuing, each Grantor hereby appoints the Security Agent the attorney‑in‑fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Security Agent may deem necessary to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. The Security Agent will have the right, following the occurrence of an Acceleration Event which is continuing, with full power of substitution either in the Security Agent’s name or in the name of such Grantor, to:

(1) receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof;

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(2) demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral;

(3) ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral;

(4) commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral;

(5) settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; and

(6) use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Security Agent were the absolute owner of the Collateral for all purposes;

provided that nothing herein contained will be construed as requiring or obligating the Security Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Security Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Security Agent and the other Secured Parties will be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, bad faith or willful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact.

Section 5.08 Applicable Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 5.09 Waivers; Amendment.

(1) No failure or delay by the Security Agent or any Secured Party in exercising any right, power or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise of any such right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of the Security Agent and the Secured Parties hereunder are cumulative and are not exclusive of any rights, powers or remedies provided by law. No waiver of any provision of this Agreement or consent to any departure by any Grantor therefrom will in any event be effective unless the same is permitted by paragraph (2) of this Section 5.09, and then such waiver or consent will be effective only in the specific instance and for the purpose for which given. No notice or demand on any other Grantor in any case shall entitle such person to any other or further notice or demand in similar or other circumstances.

(2) Except as otherwise provided in the Intercreditor Agreement, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Security Agent and the Grantor or Grantors

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with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Clause 25 of the Intercreditor Agreement.

Section 5.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (1) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (2) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

Section 5.11 Severability. In the event any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein will not in any way be affected or impaired thereby.

Section 5.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original but all of which when taken together will constitute but one contract, and will become effective as provided in Section 5.04 hereof. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “.pdf”, “.tif” or “.jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 5.13 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 5.14 Jurisdiction; Consent to Service of Process.

(1) Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement will affect any right that the Security Agent or any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against any Grantor, or its properties, in the courts of any jurisdiction; except that each of the Grantors agrees that (a) it will not bring any such action or proceeding in any court other than New York Courts (it being acknowledged and agreed by the parties hereto that any other forum would be inconvenient and inappropriate in view of the fact that more of the Secured Parties who would be affected by any such action or proceeding have contacts with the State of

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New York than any other jurisdiction), and (b) in any such action or proceeding brought against any Grantor in any other court, it will not assert any cross‑claim, counterclaim or setoff, or seek any other affirmative relief, except to the extent that the failure to assert the same will preclude such Grantor from asserting or seeking the same in the New York Courts.

(2) Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 5.15 Termination or Release.

(1) Subject to Section 5.15(2) below, on the Final Discharge Date, at the cost of the Grantors, by the express release thereof granted by the Security Agent (i) acting on its own initiative or (ii) at the request of the relevant Grantor: (a) this Agreement, the pledges made herein and the security interests granted hereby shall be discharged and (b) the Security Agent and each Secured Party shall promptly take all other actions and steps contemplated by the Intercreditor Agreement in relation to the release of any security interests granted hereby, or any other steps, confirmations or actions in relation to this Agreement, in each case.

(2) Notwithstanding anything to the contrary in this Agreement, to the extent contemplated by the Intercreditor Agreement or any other Secured Debt Document or as otherwise agreed by the Security Agent (acting reasonably), the Security Agent and each Secured Party will, at such Grantor’s expense, release or terminate the security interests granted hereby, or take any other steps, confirmations or actions in relation to this Agreement and will take any and all action, including executing and delivering all documents, that such Grantor reasonably requests to evidence such termination or release (including UCC termination statements) and will duly assign and transfer to such Grantor such of the Collateral that may be in the possession of the Security Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement.

Section 5.16 Additional Subsidiaries. Upon execution and delivery by the Security Agent and any Subsidiary that becomes a party hereto in accordance with the Secured Debt Documents of a supplement in the form of Exhibit A hereto, such Subsidiary or Parent Entity will become a Grantor hereunder. The execution and delivery of any such supplement will not require the consent of any other party to this Agreement. The rights and obligations of each party to this Agreement will remain in full force and effect notwithstanding the addition of any new party to this Agreement.

Section 5.17 Precedence. In the event of any inconsistency or conflict between the terms and conditions of this Agreement and the terms and conditions of the Intercreditor Agreement, the terms and conditions of the Intercreditor Agreement shall prevail.

Section 5.18 Secured Party Acknowledgement. BY ACCEPTING THE BENEFITS OF THIS AGREEMENT AND THE SECURITY INTERESTS CREATED HEREBY, EACH SECURED PARTY ACKNOWLEDGES THE PROVISIONS OF CLAUSE 21 OF THE INTERCREDITOR AGREEMENT, AND ANY OTHER SIMILAR OR EQUIVALENT PROVISION OF ANY OF THE SECURED DEBT DOCUMENTS AND AGREES TO BE BOUND BY SUCH PROVISIONS AS FULLY AS IF THEY WERE SET FORTH HEREIN.

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Section 5.19 Reasonable Care. The Security Agent is required to use reasonable care in the custody and preservation of any of the Collateral in its possession; provided, that the Security Agent shall be deemed to have used reasonable care in the custody and preservation of any of the Collateral, if such Collateral is accorded treatment substantially similar to that which the Security Agent accords its own property.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

PAYSAFE US HOLDCO LIMITED,

as a Grantor

By /s/ Elliott Wiseman

Name: Elliott Wiseman

Title: General Counsel & Chief Compliance Officer

PAYSAFE HOLDINGS (US) CORP.,

as a Grantor

By /s/ Philip Ragona

Name: Philip Ragona

Title: Senior Vice President and Secretary

PAYSAFE PAYMENT PROCESSING SOLUTIONS LLC,

as a Grantor

By /s/ Philip Ragona

Name: Philip Ragona

Title: Senior Vice President and Secretary

PAYSAFE DIRECT, LLC,

as a Grantor

By /s/ Philip Ragona

Name: Philip Ragona

Title: Senior Vice President and Secretary

PAYSAFE MERCHANT SERVICES CORP.,

as a Grantor

By /s/ Philip Ragona

Name: Philip Ragona

Title: Senior Vice President and Secretary

[Signature Page to Collateral Agreement]

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LUCID TRUSTEE SERVICES LIMITED,

as Security Agent

By /s/ Caroline Horvath-Franco

Name: Caroline Horvath-Franco

Title: Authorized Signatory

[Signature Page to Collateral Agreement]

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Schedule I

Pledged Securities

Grantor	Issuer	Class of Equity Interest	Certificate Number	Percentage Pledged
Paysafe US Holdco Limited	Paysafe Holdings (US) Corp.	Common Stock	4	100%
Paysafe Holdings (US) Corp.	Paysafe Merchant Services Corp.	Common Stock	3	100%
Paysafe Holdings (US) Corp.	Foley Trasimene Acquisition Corp. II	N/A	N/A	100%
Paysafe Holdings (US) Corp.	Global Merchant Advisors LLC	N/A	N/A	100%
Paysafe Holdings (US) Corp.	Paysafe Direct LLC	N/A	N/A	100%
Paysafe Payment Processing Solutions LLC	Leaders Merchant Services LLC	N/A	N/A	100%
Paysafe Payment Processing Solutions LLC	Paysafe Capital, LLC	N/A	N/A	100%
Paysafe Payment Processing Solutions LLC	Flagship Merchant Services LLC	N/A	N/A	100%

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Schedule II

legal name, jurisdiction of formation and location of Chief Executive Office

Grantor	Jurisdiction of Formation	Chief Executive Office Address
Paysafe US Holdco Limited	England	Floor 27, 25 Canada Square, London, England, E14 5LQ
Paysafe Holdings (US) Corp.	Delaware	128 Vision Park Blvd, Suite 140, Shenandoah, TX 77384 USA
Paysafe Merchant Services Corp.	Delaware	3500 de Maisonneuve Blvd. West, 2 Place Alexis-Nihon, Suite 700, Montreal, Québec H3Z 3C1 Canada
Paysafe Direct, LLC	Delaware	2600 Michelson, Suite 1600, Irvine, CA 92612 USA
Paysafe Payment Processing Solutions LLC	Delaware	128 Vision Park Blvd, Suite 140, Shenandoah, TX 77384 USA

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Exhibit A
to the Collateral Agreement

SUPPLEMENT NO. ___ dated as of __________ (this “Supplement”), to the Collateral Agreement dated as of June 24, 2021 (as amended, amended and restated, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among the Grantors party thereto and LUCID TRUSTEE SERVICES LIMITED, as security agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, the “Security Agent”).

1) Reference is made to that certain SENIOR FACILITIES AGREEMENT, dated June 24, 2021 (as amended, amended and restated, restated, supplemented or otherwise modified from time to time, the “Senior Facilities Agreement”), among, inter alios, PAYSAFE GROUP HOLDINGS II LIMITED, a company incorporated under the laws of England with registered office at Floor 27, 25 Canada Square, London, England, E14 5LQ and registered number 10880277 (“Parent”), PAYSAFE GROUP HOLDINGS III LIMITED, a company incorporated under the laws of England with registered office at Floor 27, 25 Canada Square, London, England, E14 5LQ and registered number 10869332 (“Company”), the other obligors party thereto from time to time, the lenders party thereto from time to time, J.P. MORGAN AG, as agent (the “Senior Facility Agent”), and the Security Agent.

2) Further reference is made to that certain INTERCREDITOR AGREEMENT, dated June 24, 2021 (as amended, amended and restated, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among, inter alios, Parent, Company, the other obligors party thereto from time to time, the Senior Lenders party thereto from time to time, the Senior Facility Agent and the Security Agent.

3) Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Collateral Agreement.

4) The Grantors have entered into the Collateral Agreement in order to induce the Secured Parties to make extensions of credit under the terms of the Secured Debt Documents and each Agent and the Secured Parties and their respective Affiliates to extend financial accommodations pursuant to the Secured Debt Documents. Section 5.16 of the Collateral Agreement provides that additional Subsidiaries may become Grantors under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Secured Debt Documents to become a Grantor under the Collateral Agreement in order to induce the Secured Parties to make extensions of credit and each Agent and the Secured Parties and their respective Affiliates to extend financial accommodations pursuant to the Secured Debt Documents, and as consideration for any such financial accommodations or extensions of credit previously made or issued under the Secured Debt Documents.

Accordingly, the Security Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 5.16 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Grantor under the Collateral Agreement, and the New Subsidiary hereby (1) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Grantor thereunder and (2) represents and warrants that the representations and warranties made by it as a Grantor in Section 2.03 thereof are true and correct, in all material respects, on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Secured Obligations (as defined in the Collateral Agreement), does hereby create and grant to the Security Agent, for the benefit of the Secured Parties, a security interest in and lien on all the New Subsidiary’s right, title

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and interest in and to the Collateral (as defined in and to the extent required by the Collateral Agreement) of the New Subsidiary. Each reference to a “Grantor” in the Collateral Agreement shall be deemed to include the New Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. This Agreement may be executed in two or more counterparts, each of which will constitute an original but all of which when taken together constitutes but one contract. This Supplement will become effective when the Security Agent receives a counterpart (whether by electronic transmission or otherwise) of this Supplement that bears the signature of the New Subsidiary.

SECTION 3. The New Subsidiary hereby represents and warrants as of the date hereof that:

1) set forth on Schedule I attached hereto is a true and correct schedule of all the Pledged Securities of the New Subsidiary as of the date hereof; and

2) set forth on Schedule II attached hereto is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office.

SECTION 4. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In the event any one or more of the provisions contained in this Supplement are held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein, in the Collateral Agreement will not in any way be affected or impaired thereby. The parties will endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder will be in writing and given as provided in Section 5.01 of the Collateral Agreement.

SECTION 8. In accordance with and subject to the terms of the Intercreditor Agreement, the New Subsidiary agrees to reimburse the Security Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Security Agent.

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IN WITNESS WHEREOF, the New Subsidiary and the Security Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[NEW SUBSIDIARY]

as a Grantor

By

Name:

Title:

LUCID TRUSTEE SERVICES LIMITED,

as Security Agent

By

Name:

Title:

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Schedule I
to Supplement No. ___ to the
Collateral Agreement

PLEDGED SECURITIES OF THE NEW SUBSIDIARY

Grantor	Issuer	Class of Equity Interest	Certificate Number	Percentage Pledged

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Schedule II
to Supplement No. ___ to the
Collateral Agreement

LEGAL NAME, JURISDICTION OF FORMATION
AND LOCATION OF CHIEF EXECUTIVE OFFICE

Grantor	Jurisdiction of Formation	Chief Executive Office Address

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